UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 29, 2012 (June 25, 2012)

CLARCOR Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

840 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of principal executive offices)

Registrant’s telephone number, including area code:	615-771-3100

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As part of its regular review of the corporate governance policies of CLARCOR Inc. (the “Company”) the Company's Board of Directors (“Board”), adopted and approved certain amendments to the Company's Code of Ethics for Senior Financial Officers (the "Code") on June 25, 2012.

The amendments were intended to better conform the Code to the express language and requirements of (i) Item 406(b)(2) of Regulation S-K (by expressly stating that a purpose of the Code is to facilitate full, fair, accurate, timely and understandable disclosure); (ii) Item 406(b)(4) of Regulation S-K (by expressly stating that complaints that allege possible violations of the Code be reported to the persons, and in the manner, specified in the Company's Policy and Procedures for Addressing Complaints Alleging Misconduct or Violation of Law or Policy); and (iii) Section 303A.10 of NYSE Listed Company Manual (by expressly providing that any waiver of the Code may be made only by the Board or the Audit Committee of the Board).

The description of the amendments to the Code contained in this report is qualified in its entirety by reference to the full text of the Code filed as Exhibit 14.1 to this Current Report on Form 8-K. The Code, as amended, is available in the Corporate Governance section of the Company's website at www.clarcor.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 14.1:    Code of Ethics for Senior Financial Officers, as amended June 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.

By_ /s/ Richard M. Wolfson____________
Richard M. Wolfson,
    Vice President, General Counsel and Secretary

Date: June 29, 2012